Filing Ref. : Windfall Investors, LLC, a California Limited Liability Company	Loan / Supplement	8309256/101
	Number: Customer Number:	1700212664

PROMISSORY NOTE AND SUPPLEMENT
TO MASTER LOAN AGREEMENT

This Non-revolving Credit Facility Supplement (alternately, “Note” or “Supplement”) to a Master Loan Agreement dated May 07, 2010 (“MLA”) is established as of May 07, 2010 between the undersigned Borrower and Lender identified herein.

1. PROMISE TO PAY. For value received, the undersigned (collectively, “Borrower”) as principals jointly and severally promise to pay to the order of Farm Credit West, PCA (“Lender”), a corporation organized and existing under the laws of the United States of America, with its office at 2031 Knoll Drive, Ventura, CA 93003-7301 or at such other place as may be designated in writing by Lender, the principal sum of $13,000,000.00 (Thirteen Million Dollars and Zero Cents) (“Commitment”), or so much of that sum as may be advanced by Lender from time to time, together with interest on the unpaid principal balance as specified in Section 3 below. All defined terms used in this Supplement shall have the same meaning as set forth in the MLA. All Indebtedness owed hereunder shall be payable only in lawful money of the United States of America.

1.1
NON-REVOLVING CREDIT FACILITY. On the terms and conditions in the MLA and this Supplement, Lender agrees to make Loan advances to Borrower during the period set forth below in the aggregate principal amount not to exceed at any one time outstanding the Commitment or the borrowing base or other guidelines where applicable, whichever is less. Amounts borrowed and later repaid may not be reborrowed.

1.2
TERM. The term of the Commitment shall be from the date of this Supplement up to but not including the Maturity Date, or such later date as Lender may in its sole discretion authorize in writing. Borrower may draw funds only during the term of the Commitment.

1.3
ONGOING REQUIREMENTS AND REPRESENTATIONS. At the time of any draw request or draw by Borrower or advance of Loan funds by Lender, Borrower shall not be in default. Any request for or acceptance of a draw by Borrower constitutes an ongoing representation and warranty by Borrower that Borrower continues to comply with the conditions and requirements set forth in this Agreement, the Security Instruments or any Loan Document in connection herewith, and that title to the Property defined in the Security Instruments has not been transferred without Lender’s written consent. If a default occurs, one of Lender’s remedies includes Lender’s right to immediately terminate Borrower’s right to make draws hereunder, with or without notice to Borrower.

1.4
PROCEDURE FOR DRAWING FUNDS. All draws requested hereunder shall comply with applicable procedures established by Lender from time to time. Lender’s records shall be conclusive evidence of draw requests. Each advance of Loan funds hereunder may be made upon a verbal, written, or telecopied request from Borrower to Lender. Lender may rely on any verbal request for a draw as fully as if such request were in writing. Upon fulfillment of the applicable conditions for making a draw, Lender shall disburse the amount of the requested draw to Borrower in such manner as Lender and Borrower may from time to time agree.

2. PAYMENTS.
Thirty-Five (35) Monthly interest only payments in the amount billed, beginning on June 01, 2010. One (1) installment of interest in the amount billed and principal, to be made on May 01, 2013.

Payments, other than those required as specified in this Section or elsewhere herein, may be made at any time and in any amount during the term of this Note, unless limited or prohibited herein or unless otherwise required by Lender in writing. This Loan is due and payable in full on May 01, 2013 (“Maturity Date”), at which time Borrower shall pay the unpaid principal balance and all accrued interest in full.

Filing Ref. : Windfall Investors, LLC, a California Limited Liability Company	Loan / Supplement	8309256/101
	Number: Customer Number:	1700212664

At Lender’s option, a change in the interest rate or an advance may either increase or decrease one or more of the following: the amount of each installment due, the amount of the final installment (resulting in a final installment due at the Maturity Date which may be greater than any previous installments) or the total number of installments due.

3. INTEREST.
3.1
INITIAL INTEREST RATE. The interest rate applicable to the Note is a Variable Interest Rate (“Variable Interest Rate”) and shall change in accordance with Sections 3.2 through 3.3 below. Interest shall accrue at the variable interest rate as established by Lender for the interest rate group to which this Note is assigned.

Interest will be charged on the entire unpaid principal balance of this Note, including payments not made when due and any other sums owing hereunder. Interest charged hereunder, including any acceleration interest rate, all late charges, default interest and other charges, and all other amounts charged hereunder, shall not be limited by the laws of any state, including any state laws relating to a legal rate or other interest rate, but shall be governed solely by applicable federal laws.

Interest will be calculated on the basis of a 365-day year and the actual number of days in each month. Interest charges will begin on the date Lender disburses principal and continue until the Indebtedness is paid in full with interest. The initial interest rate in effect on this date is 3.50 % per annum (“Initial Interest Rate”).

3.2
CHANGE IN INTEREST RATE AND INTEREST RATE GROUP. The Variable Interest Rate applicable to this Note may be adjusted automatically as of the first day of any month to the rate then made applicable to the Note’s assigned interest rate group under the provisions of Lender's Variable Interest Rate Plan in effect at that time.

In adjusting the rate, Lender considers certain standard factors set forth in the plan, including but not limited to, changes in its costs of funds, operating expenses, earnings requirements to meet certain capital objectives, credit risk factors, and the competitive environment, which factors may change during the term of the Loan.

Borrower understands and agrees that (a) the interest rate group to which this Note is assigned may be changed at any time to any other interest rate group based on Lender's evaluation of the change in Borrower's credit quality, quality of collateral, costs of servicing the loan, and other factors which are set forth in Lender's interest rate plan in effect at that time; and (b) the interest rate group may be automatically adjusted to the highest interest rate group if a default shall occur under this Note or under any other note or agreement between Borrower and Lender.

3.3	NOTICE. If Lender changes Borrower's Variable Interest Rate, Lender will give Borrower notice of such rate change to the extent required by and in accordance with the then applicable law.

4. INTEREST FOR OVERDUE PAYMENTS. Any interest or other sum owed hereunder which is not paid when due shall be added to the outstanding principal balance of the Loan and such combined amount shall thereafter bear interest at the same rate as the principal portion of the Loan.

5. DEFAULT AND REMEDIES. Borrower is in default on this Supplement under the circumstances described in the MLA governing this Supplement. If a default occurs, Lender shall have all the Remedies described in the MLA.

6.	SECURITY. The security given by Borrower to Lender includes, without limitation the following:
6.1	This Note is secured by a real estate Deed of Trust dated 05/07/2010 to be recorded in the official records of Ventura County, State of California.

Filing Ref. : Windfall Investors, LLC, a California Limited Liability Company	Loan / Supplement	8309256/101
	Number: Customer Number:	1700212664

6.2
By signing below, the undersigned individually and collectively certify that there have been NO CHANGES in the ownership, condition, or location of any collateral previously pledged to Lender, which is also pledged as Collateral for this Note.

7. PREPAYMENT; REAMORTIZATION; REFINANCE; INTEREST RATE CONVERSION. A payment, in any amount, made in advance of the scheduled payment date is a “prepayment.” If Borrower, in making a prepayment, intends the prepayment to be applied to reduce the principal balance of the Note, Borrower must so inform Lender in writing accompanying the prepayment. Unless agreed to in writing otherwise, Lender may apply all prepayments in such manner as Lender, in its sole discretion, may determine. Borrower may make a full or partial prepayment on any business day without paying a prepayment fee.

Upon the making of a partial prepayment, Borrower may request to have the amount of future installments reamortized over the remaining term of the loan, but only if Borrower so notifies Lender at the time Borrower makes the partial prepayment and only if, upon Lender’s approval of the request, Borrower pays to Lender any fees and costs that Lender may charge for such reamortization.

Lender may from time to time offer other loan or interest rate products for which Borrower qualifies. Borrower acknowledges that it may not refinance or convert this Note to another loan or interest rate product with Lender unless Borrower qualifies for such loan or product and pays to Lender any fees and costs that Lender may charge for such refinance or conversion.

8. LEGAL ENTITY STATUS. If any Borrower is a legal entity, by signing below, the undersigned representatives of such entity certify that there have been NO CHANGES in: the entity’s owners, directors, officers, partners, managers, trustees or beneficiaries; or in the entity’s lawful powers to borrow or encumber entity assets to secure its debts; or in the authority of any person signing below to act for and bind the entity; or in the entity’s Articles, Bylaws, Partnership Agreement, Management or Operating Agreement, Declaration of Trust, or other applicable legal documents creating or sustaining the entity since the execution of the last statement to Lender.

9. REIMBURSEMENT OF CHARGES. If any farm credit bank or any other provider of financing or funding to Lender shall assess against Lender any fee, cost, charge, or other amount with respect to the Indebtedness, Borrower shall reimburse Lender on demand for the amount thereof, regardless of whether such assessment arose from actions taken by Borrower.

10. REAL ESTATE SECURED NOTE. This Note is secured by a Security Instrument which describes how and under what conditions all amounts owed under this Note may become immediately due and payable. One of those conditions relates to any transfer of the property covered by the Security Instrument and to certain other transfers. Refer to each Security Instrument for the specific conditions and requirements. When the Security Instrument is a Deed of Trust, the Deed of Trust provides as follows:

DUE ON SALE OR TRANSFER. In the event the herein-described Property, (including any existing or subsequently acquired or created Water Asset), or any part thereof, or any interest therein, is transferred or agreed to be transferred, without Beneficiary's prior written consent, all Indebtedness, irrespective of the maturity dates, at the option of the holder hereof, and without demand or notice,

Filing Ref. : Windfall Investors, LLC, a California Limited Liability Company	Loan / Supplement	8309256/101
	Number: Customer Number:	1700212664

shall immediately become due and payable. As used herein, “transferred” means sold, conveyed, alienated, exchanged, transferred by gift, further encumbered, pledged, hypothecated, made subject to an option to purchase, or otherwise disposed of, directly or indirectly, or in trust, voluntarily or involuntarily, by Trustor or by operation of law or otherwise. Failure to exercise such option shall not constitute a waiver of the right to exercise this option in the event of subsequent transfer or subsequent agreement to transfer.

If Trustor is an entity other than a natural person (such as a corporation or other organization), then all Indebtedness, irrespective of the maturity date, at the option of Beneficiary, and without demand or notice, shall become immediately due and payable if: (a) a beneficial interest in Trustor is transferred; (b) there is a withdrawal or removal of a general partner of a partnership or a manager of a limited liability company; (c) there is a transfer in the aggregate of more than 25% of the voting stock of Trustor, if Trustor is a corporation, or there is a transfer in the aggregate of more than 25% of the partnership interests or membership interests, if Trustor is a partnership, limited liability company or similar entity; or (d) Trustor is dissolved or its existence as a legal entity is terminated.

11.1	DISBURSEMENT INSTRUCTIONS.
Initial disbursement will be applied to pay-off of Borrowers Loan No’s. 3843165-101 and 3843165-201, with Lender.

Signatures appear on the following page

REPRESENTATIVES OF LENDER ARE NOT AUTHORIZED TO MAKE ANY ORAL AGREEMENTS OR ASSURANCES. DO NOT SIGN THIS AGREEMENT IF YOU BELIEVE THAT THERE ARE ANY AGREEMENTS OR UNDERSTANDINGS BETWEEN YOU AND LENDER THAT ARE NOT SET FORTH IN WRITING IN THIS AGREEMENT OR IN OTHER LOAN DOCUMENTS PERTAINING TO THIS LOAN.

Signature(s):

Windfall Investors, LLC, a California Limited Liability Company

By: Limoneira Company, a Delaware Corporation, Manager/Member

By:		5/27/2010
Harold S. Edwards, President

By:		5/27/2010
Don Delmatoff, Secretary

Filing Ref. : Windfall Investors, LLC, a California Limited Liability Company	Loan / Supplement	8309256/101
	Number: Customer Number:	1700212664

INDORSEMENT –  The within Note is hereby indorsed by the payee named in the body of said Note as if the name of the payee were actually executed under the indorsement.

PAY TO THE ORDER OF U.S. AgBANK, FCB, Wichita, Kansas